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                                  Exhibit 23.3

                        Consent of Independent Accountant
                        ---------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated March 18, 1996 included in Hariston Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this registration statement.


/s/ Arthur Andersen & Co.
January 20, 1997